Exhibit 99.1
PVH CORP. ANNOUNCES CFO TRANSITION

•Melissa Stone, EVP Global Financial Planning & Analysis, Appointed Interim CFO

•Company Reaffirms Third Quarter and Full Year 2025 Guidance

NEW YORK—Nov. 18, 2025 -- PVH Corp. (NYSE:PVH) today announced that Zac Coughlin, Chief Financial Officer, will be departing the company to pursue an opportunity outside of the retail and apparel industry. Coughlin will remain with PVH through the end of the calendar year and will take part in the company’s upcoming third quarter earnings call.

The company has initiated a global search for its next CFO, and during the transition Melissa Stone will serve as Interim CFO. Stone, who has been with PVH for more than two decades, is currently Executive Vice President, Global Financial Planning & Analysis. During her tenure at the company, she has held a series of senior finance roles of increasing responsibility including SVP Accounting, and Assistant Corporate Controller.

“I want to thank Zac for his partnership and contributions over the past several years,” said Stefan Larsson, Chief Executive Officer of PVH Corp. “He has played an integral role in advancing our PVH+ Plan progress and significantly driving cost efficiencies. As we continue on our journey to unlock the full potential of Calvin Klein and TOMMY HILFIGER, we would like to wish Zac continued success in his next chapter.”

“Melissa has extensive experience across our company’s financial operations and brings a deep understanding of our global business to this interim role,” continued Larsson. “I’d like to thank Melissa for stepping in as we conduct a search for our next CFO.”

“I’m so proud to have had this unique opportunity to be a part of shaping this chapter in PVH’s growth journey. I look forward to seeing continued momentum of the PVH+ Plan with the strong team in place under Stefan’s leadership,” commented Coughlin.

The Company is reaffirming its third quarter and full year 2025 guidance for revenue and earnings on a non-GAAP basis, as previously announced in its earnings release on August 26, 2025.

As previously announced, the company will host a conference call at 9:00 A.M. ET on Thursday, December 4, 2025 to discuss its third quarter 2025 financial results. The call will be broadcast live over the Internet. A link will be available on the Company’s website, www.pvh.com, under the Investors section. For those who are unable to listen to the live broadcast, the webcast replay will remain available after the call on PVH’s website for 12 months.

About PVH Corp.

PVH is one of the world's largest fashion companies, driven by its two iconic brands, Calvin Klein and TOMMY HILFIGER. For more than 140 years, PVH has connected with and inspired consumers globally and now operates in more than 40 countries worldwide. For more information, visit https://www.pvh.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the December 4, 2025 conference call/webcast, including, without limitation, statements relating to the Company’s future revenue, earnings, plans, strategies, objectives, expectations and intentions are made as of November 18, 2025 and will be made as of December 3, 2025, as applicable, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s ability to realize anticipated benefits and savings from divestitures, restructurings and similar plans, such as the actions taken in recent years to focus on its Calvin Klein and Tommy Hilfiger businesses and its current multi-year initiative to simplify its operating model and achieve cost savings; (iii) the ability to realize the intended benefits from the acquisition of licensees or the reversion of licensed rights (such as the announced, in-process plan to take back a significant portion of the product categories that are or had been licensed to G-III Apparel Group, Ltd. upon the expirations over time of the underlying license agreements) and avoid any disruptions in the businesses; (iv) the Company has significant levels of outstanding debt, as well as significant additional borrowing capacity, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (v) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its direct-to-consumer retail store and digital commerce operations, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy (including inflationary pressures like those currently being experienced globally), fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, consumer sentiment and other factors; (vi) the Company’s ability to manage its growth and inventory; (vii) restrictions, including quotas and the imposition of new or increased duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, any of which, among other things, could limit the ability to produce products in cost-effective countries, or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (viii) the availability and cost of raw materials; (ix) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (x) the regulation or prohibition of the transaction of business with specific individuals or entities and their affiliates or goods manufactured in (or containing raw materials or components from) certain regions, such as the listing of a person or entity as a Specially Designated National or Blocked Person by the U.S. Department of the Treasury’s Office of Foreign Assets Control and the issuance of Withhold Release Orders by the U.S. Customs and Border Protection; (xi) changes in available factory and shipping capacity, wage and shipping cost escalation, and store closures in any of the countries where the Company’s or its licensees’ or wholesale customers’ or other business partners’ stores are located or products are sold or produced or are planned to be sold or produced, as a result of civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability, such as the current war in Ukraine that led to the Company’s exit from its retail business in Russia and the cessation of its wholesale operations in Russia and Belarus, and the temporary cessation of business by many of its business partners in Ukraine; (xii) disease epidemics and health-related concerns, such as the recent COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, did result in some of the following) supply-chain disruptions due to closed factories, reduced workforces and production capacity, shipping delays, container and trucker shortages, port congestion and other logistics problems, closed stores, and reduced consumer traffic and purchasing, or governments implement mandatory business closures, travel restrictions or the like, and market or other changes that could result in shortages of inventory available to be delivered to the Company’s stores and customers, order cancellations and lost sales, as well as in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (xiii) actions taken towards sustainability and social and environmental responsibility as part of the Company’s sustainability and social and environmental strategy may not be achieved or may be perceived to be falsely claimed, which could diminish consumer trust in the Company’s brands and the Company’s brands’ values, as well as the potential for adverse consumer response to any sustainability, social or environmental actions taken by the Company; (xiv) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xv) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xvi) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xvii) the impact of new and revised tax legislation and regulations; (xviii) the impacts of the decision by China’s Ministry of Commerce to place the Company on the List of Unreliable Entities, including the impact of any fines imposed, or restrictions or prohibitions on the Company that have the effect of limiting or prohibiting its ability to do business in China; and (xix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

This press release includes, and the December 4, 2025 conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules. Reconciliations of certain of these measures will be included in the Company’s third quarter 2025 earnings release, which will be issued on December 3, 2025 and posted on the Company’s website, www.pvh.com, and included in the Company’s current report on Form 8-K to be furnished to the SEC in advance of the webcast and conference call.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

Investor Contact:
Sheryl Freeman
investorrelations@pvh.com

Media Contact:
communications@pvh.com